UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 11, 2016

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001 - 14273

(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913 Tower A, Level 9 1077 XX Amsterdam The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (31-20) 420-3191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2016, Core Laboratories N.V. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”). The Underwriting Agreement relates to a public offering by the Company of 1,475,000 shares of its common stock (the “Firm Share Offering”) at a price to the Company of $116.67 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to 221,250 additional shares of its common stock at the Purchase Price (the “Optional Share Offering” and, together with the Firm Share Offering, the “Offering”). The Company intends to use the estimated net proceeds from the Firm Share Offering of approximately $171.4 million (after deducting estimated Offering expenses) and any proceeds from the Optional Share Offering to repay a portion of the outstanding borrowings under the Company’s revolving credit facility. The Firm Share Offering closed on May 17, 2016.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities arising out of or in connection with the Offering and for customary contribution provisions in respect of those liabilities. Furthermore, the Company and its directors and executive officers have agreed with the Underwriter not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of the Underwriter.

The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-211291), filed with and deemed automatically effective by the Securities and Exchange on May 11, 2016.

The Underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing summary of the material terms of the Underwriting Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 11, 2016, by and between Core Laboratories N.V. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of NautaDutilh N.V.

23.1	Consent of NautaDutilh N.V. (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories

Date: May 17, 2016	By:	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 11, 2016, by and between Core Laboratories N.V. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of NautaDutilh N.V.

23.1	Consent of NautaDutilh N.V. (included in Exhibit 5.1 hereto).

4